Exhibit 4.1

Extension of Expiry Time (this “Extension”), dated as of April 5, 2012 (“Effective Date”) by Stellar Pharmaceuticals Inc., organized under the laws of Ontario (the “Company”).
__________

Whereas, the Company issued to the undersigned holder (“Holder”) warrants pursuant to the following warrant certificates (collectively, the “Warrants”):

●	Series 1 Warrant Certificate Number ___, representing the right to purchase an aggregate of _____ common shares of the Company, dated October 8, 2010;
●	Series 2 Warrant Certificate Number ___, representing the right to purchase an aggregate of _____ common shares of the Company, dated October 8, 2010; and
●	Series 3 Warrant Certificate Number ___, representing the right to purchase an aggregate of _____ common shares of the Company, dated October 8, 2010;

Whereas, the Company has determined to extend the Expiry Time (as defined in the Warrants) to 5:00 p.m. (Toronto time) on April 8, 2013; and

Whereas, the Company is executing this Extension to reflect the extension of the Expiry Time, and delivering this Extension to the Holder for notification purposes and his, her or its acknowledgement thereof.

Section 1.       Extension of Expiry Time.  The Expiry Time of 5:00 p.m. (Toronto time) on April 8, 2012 shall be extended one year to 5:00 p.m. (Toronto time) on April 8, 2013.

Section 2.       Effect on the Warrants.  Except as specifically set forth in this Extension, all terms, provisions and conditions of the Warrants shall remain in full force and effect.

Section 3.       Holder Signature.  This Extension shall be deemed effective without regard of whether the Holder executes the acknowledgment hereunder. This Agreement may be executed and delivered by electronic transmission (by facsimile or e-mail as a .pdf attachment), and a faxed or e-mailed signature shall be binding with the same force and effect as original signatures.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

In witness whereof, the Company has caused this Extension to be signed by its duly authorized officer as of the Effective Date.

Stellar Pharmaceuticals Inc.

By:
Name:
Title:

Acknowledged:

Warrant Holder:

Signature of Holder